First Financial Service Corporation Announces Quarterly Results

ELIZABETHTOWN, Ky., Oct. 23 /PRNewswire-FirstCall/ -- First Financial Service Corporation (the Company, Nasdaq: FFKY) today announced diluted net income per common share of $0.07 for the quarter ended September 30, 2009, compared to $0.21 for the quarter ended September 30, 2008.  Diluted net income per common share for the nine months ended September 30, 2009, was $0.27, compared to $1.06 for the nine months ended September 30, 2008.  The third quarter and year-to-date earnings decline were driven by higher provision for loan losses, margin compression, other-than-temporary losses on security investments and higher operating expenses. Earnings available to common shareholders were also impacted by dividends paid on preferred shares.

“Our loan portfolio remains exposed to the weak economic conditions that persist on both a local and national level,” stated Chief Executive Officer, B. Keith Johnson.  “The Bank has recorded large provisions for loan losses in each of the first three quarters of 2009.  The Company is working aggressively to manage the continued credit quality deterioration in the commercial real estate sector of our portfolio.  However, if depressed economic conditions continue to impact real estate values, it is likely that additional elevated provisions will need to be made to ensure the adequacy of our allowance for loan losses.   Further adding pressure to our earnings this year, the FDIC increased insurance premiums on the base assessment as well as imposed a special assessment.  Despite these pressures, we have been able to grow our core relationships as well as attract new customers due to our exceptional customer service model.  Our proactive approach to navigating through these turbulent times will position the Bank to be able to continue to capitalize on profitable opportunities as the economy begins its long recovery cycle.”

During the third quarter of 2009, the Company opened its twenty-second full-service banking center, which expanded the Bank’s current footprint in Louisville, Kentucky.  The Blankenbaker Banking Center complements the existing branches located in Jefferson County, Kentucky and is the fourth branch in the area.  We have been able to grow our deposit base to over $100 million in our four Louisville branches since entering that market in 2004.

Total deposits were $937.7 million at September 30, 2009, an increase of $162.3 million from December 31, 2008. The increase was the result of several actions taken by the Company, including deposit promotions, an increase in public fund accounts as well as utilizing our wholesale funding sources.  Competition for deposits remains very competitive in all of the markets we serve.  Competition for deposits combined with continued repricing of variable rate loans could add to additional margin compression over the next several quarters.

The demand for commercial lending continues to be strong across all of our markets.  Commercial loans were $692.7 million at September 30, 2009, an increase of $55.1 million, or 8.6%, from December 31, 2008.  The growth in the Company’s commercial loan portfolio has favorably impacted the level of interest income generated by the Company.  Average earning assets increased by $151.5 million as of September 30, 2009, compared to September 30, 2008.  Despite the increase in earning assets, the Company’s net interest margin realized a modest decline of 12 basis points.  Net interest margin decreased to 3.69% for the nine months ended September 30, 2009, compared to 3.81% for the same period in 2008.  The current Federal Funds rate remains in a range of 0.00% to 0.25%.  Correspondingly, variable rate loans that are tied to the federal prime rate have been repriced downward in relation to the prime rate.  However, interest rates paid on customer deposits have not adjusted downward proportionately with the declining interest yields on loans and investments.  Fifty-nine percent of deposits are time deposits that reprice over a longer period of time.  The increase in the volume of earning assets did have a positive impact on net interest income, which increased $963,000 and $3,355,000 for the three and nine months ended September 30, 2009, compared to the respective periods ended September 30, 2008.

The percentage of non-performing loans to total loans increased to 3.55% at September 30, 2009 compared to 1.86% at December 31, 2008 and 1.41% at September 30, 2008.  Annualized net charge-offs as a percent of average total loans increased to 0.52% for the nine months ended September 30, 2009, compared to 0.07% for December 31, 2008 and 0.09% for the nine months ended September 30, 2008.  This increase was primarily attributed to a charge-down of $2.0 million on one large commercial real estate loan the Company foreclosed on during the second quarter of 2009.  $1.7 million of the $2.0 million charge-down was previously reserved during the prior year.  Additionally, charge-offs were generally higher in all areas of the loan portfolio year-to-date.

Provision for loan loss expense increased $762,000 to $2.5 million for the three months ended September 30, 2009, compared to the same period ended September 30, 2008.  For the nine months ended September 30, 2009, provision for loan loss expense increased $3.6 million to $6.4 million compared to the nine months ended September 30, 2008.  The increase for the quarter and year-to-date periods in 2009 was partially related to growth in the loan portfolio, but primarily from the specific reserves set aside for loans classified during 2009.  Provision expense was also higher due to increasing the general reserve factors for commercial real estate loans during the year as the level of classified loans has increased sharply since 2008.  As economic conditions continue to deteriorate, management’s emphasis will be to proactively review credit quality and the adequacy of the allowance for loan losses.  Although resulting in substantial provisioning in the second half of 2008 and continuing into 2009, we believe that this proactive approach will put the Company in a better position to withstand the uncertainty over the next few quarters.

Non-interest income decreased $472,000 for the three months ended September 30, 2009, compared to the three months September 30, 2008.  Customer service fees on deposit accounts decreased $67,000 for the third quarter 2009 compared to the same quarter in 2008.  Gain on sale of mortgage loans increased $121,000 due to continued refinance activity, while brokerage commissions decreased $20,000, for the current quarter compared to same quarter in the prior year.  The decrease in non-interest income for the quarter was also reflective of an increase of $154,000 in write-downs on other real estate owned and $304,000 of other-than-temporary credit losses on trust preferred security investments.  For the nine months ended September 30, 2009 non-interest income decreased $470,000, compared to the nine months ended September 30, 2008.  Gain on sale of mortgage loans increased $266,000, while brokerage commissions decreased $71,000, for the first nine months of 2009 compared to same period in the prior year.  Other income increased $262,000 year-to-date in 2009 compared to year-to-date 2008.  The increase in other income is attributable to gains on sale of other real estate owned and fees associated with loan underwriting.  The decrease in non-interest income was also reflective of an increase in other-than-temporary impairment losses of $487,000 trust preferred security investments and by an increase of $395,000 in write-downs on other real estate owned during 2009.  Other-than-temporary impairment charges recorded in 2008 were on equity securities.

Non-interest expense increased $391,000 to $8.0 million and $3.8 million to $24.3 million for the three and nine months ended September 30, 2009, compared to the same periods ended September 30, 2008.  Contributing to the increase in non-interest expense for the year was an increase in employee compensation expense.  Employee compensation expense was higher due to expansion efforts as well as a higher cost for employee benefits.  Further contributing to the increase to non-interest expense were increases in office occupancy expense and equipment, information systems and outside services, amortization for core deposit intangible and marketing and advertising.  FDIC insurance premiums also increased for the quarter and year-to-date periods ended September 30, 2009 compared to the same periods ended September 30, 2008.  All financial institutions were subject to higher FDIC premiums beginning in the second quarter 2009.  The FDIC also imposed a special assessment on all financial institutions that was paid on September 30, 2009, which was fully accrued by the Company as of the end of the second quarter.  Additionally, other expenses increased $493,000 for the year-to-date period ended September 30, 2009 over the same period in 2008.  The increase was related to higher interchange expenses, postage and courier, loan expenses and repair and maintenance of other real estate owned.

First Financial Service Corporation is the parent bank holding company of First Federal Savings Bank of Elizabethtown, which was chartered in 1923.  The Bank serves the needs and caters to the economic strengths of the local communities in which it operates and strives to provide a high level of personal and professional customer service.  The Bank offers a variety of financial services to its retail and commercial banking customers.  These services include personal and corporate banking services, and personal investment financial counseling services.  Today, the Bank serves eight contiguous counties encompassing Central Kentucky and the Louisville Metropolitan area, including Southern Indiana, through its 22 full-service banking centers and a commercial private banking center.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to the Company’s acquisition strategy, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.

First Financial Service Corporation’s stock is traded on the Nasdaq Global Market under the symbol “FFKY.”  Market makers for the stock are:

Keefe, Bruyette & Woods, Inc.	FTN Midwest Securities

J.J.B. Hilliard, W.L. Lyons Company, Inc.	Howe Barnes Investments, Inc.

Stifel Nicolaus & Company	Knight Securities, LP

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FIRST FINANCIAL SERVICE CORPORATION
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands, except share data)	September 30, 2009	December 31, 2008

ASSETS:
Cash and due from banks	$17,535	$17,310
Interest bearing deposits	2,566	3,595
Total cash and cash equivalents	20,101	20,905

Securities available-for-sale	35,144	15,775
Securities held-to-maturity, fair value of $1,359 Sept (2009)
and $6,846 Dec (2008)	1,346	7,022
Total securities	36,490	22,797

Loans held for sale	7,729	9,567
Loans, net of unearned fees	980,121	903,434
Allowance for loan losses	(16,173)	(13,565)
Net loans	971,677	899,436

Federal Home Loan Bank stock	8,515	8,515
Cash surrender value of life insurance	8,923	8,654
Premises and equipment, net	32,345	30,068
Real estate owned:
Acquired through foreclosure	8,184	5,925
Held for development	45	45
Other repossessed assets	40	91
Goodwill	11,931	11,931
Core deposit intangible	1,401	1,703
Accrued interest receivable	5,064	4,379
Deferred income taxes	468	1,147
Other assets	2,382	1,451

TOTAL ASSETS	$1,107,566	$1,017,047

LIABILITIES AND STOCKHOLDERS' EQUITY LIABILITIES:
Deposits:
Non-interest bearing	$59,373	$55,668
Interest bearing	878,345	719,731
Total deposits	937,718	775,399

Short-term borrowings	2,200	94,869
Advances from Federal Home Loan Bank	52,777	52,947
Subordinated debentures	18,000	18,000
Accrued interest payable	340	288
Accounts payable and other liabilities	2,366	2,592

TOTAL LIABILITIES	1,013,401	944,095
Commitments and contingent liabilities	-	-

STOCKHOLDERS' EQUITY:
Serial preferred stock, $1 par value per share;
authorized 5,000,000 shares; issued and
outstanding, 20,000 shares with a liquidation
preference of $1,000/share Sept (2009)	19,768	-
Common stock, $1 par value per share;
authorized 10,000,000 shares; issued and
outstanding, 4,707,898 shares Sept (2009), and 4,668,030
shares Dec (2008)	4,708	4,668
Additional paid-in capital	34,965	34,145
Retained earnings	35,744	36,476
Accumulated other comprehensive loss	(1,020)	(2,337)

TOTAL STOCKHOLDERS' EQUITY	94,165	72,952
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,107,566	$1,017,047

FIRST FINANCIAL SERVICE CORPORATION
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	September 30,		September 30,
	2009	2008	2009	2008
Interest and Dividend Income:
Loans, including fees	$14,410	$14,337	$42,509	$41,718
Taxable securities	312	403	925	1,095
Tax exempt securities	137	90	361	297
Total interest income	14,859	14,830	43,795	43,110

Interest Expense:
Deposits	4,513	5,325	13,359	15,815
Short-term borrowings	27	156	117	661
Federal Home Loan Bank advances	601	610	1,798	1,808
Subordinated debentures	331	315	989	649
Total interest expense	5,472	6,406	16,263	18,933

Net interest income	9,387	8,424	27,532	24,177
Provision for loan losses	2,482	1,720	6,441	2,819
Net interest income after provision for loan losses	6,905	6,704	21,091	21,358

Non-interest Income:
Customer service fees on deposit accounts	1,750	1,817	4,872	4,865
Gain on sale of mortgage loans	300	179	832	566
Gain on sale of investments	-	52	-	52
Net impairment losses recognized in earnings	(304)	-	(703)	(216)
Write down on real estate acquired through foreclosure	(305)	(151)	(555)	(160)
Brokerage commissions	89	109	281	352
Other income	365	361	1,263	1,001
Total non-interest income	1,895	2,367	5,990	6,460

Non-interest Expense:
Employee compensation and benefits	4,042	3,867	12,193	10,765
Office occupancy expense and equipment	832	779	2,488	2,112
Marketing and advertising	225	215	735	638
Outside services and data processing	793	882	2,381	2,365
Bank franchise tax	257	258	778	761
FDIC insurance premiums	414	102	1,381	286
Amortization of core deposit intangible	100	56	302	59
Other expense	1,365	1,478	3,998	3,505
Total non-interest expense	8,028	7,637	24,256	20,491

Income before income taxes	772	1,434	2,825	7,327
Income taxes	196	443	773	2,354
Net Income	576	991	2,052	4,973
Less:
Dividends on preferred stock	(250)	-	(730)	-
Accretion on preferred stock	(14)	-	(39)	-
Net income available to common shareholders	$312	$991	$1,283	$4,973

Shares applicable to basic income per common share	4,704,289	4,667,081	4,689,917	4,665,058
Basic income per common share	$0.07	$0.21	$0.27	$1.07

Shares applicable to diluted income per common share	4,734,037	4,683,978	4,703,432	4,689,458
Diluted income per common share	$0.07	$0.21	$0.27	$1.06

Cash dividends declared per common share	$0.050	$0.190	$0.430	$0.570

FIRST FINANCIAL SERVICE CORPORATION
Unaudited Selected Ratios and Other Data

	As of and For the		As of and For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Selected Data	2009	2008	2009	2008

Performance Ratios

Return on average assets	0.11%	0.40%	0.16%	0.72%

Return on average equity	1.32%	5.18%	1.85%	8.80%

Average equity to average assets	8.49%	7.76%	8.65%	8.21%

Net interest margin	3.64%	3.72%	3.69%	3.81%

Efficiency ratio from continuing operations	71.16%	70.77%	72.36%	66.89%

Book value per share			$15.80	$15.95

Average Balance Sheet Data

Average total assets	$1,104,012	$980,700	$1,074,926	$919,624

Average interest earning assets	1,030,908	905,459	1,004,492	852,966

Average loans	984,468	861,230	963,728	811,036

Average interest-bearing deposits	820,602	735,301	784,067	678,791

Average total deposits	878,778	797,907	841,297	737,638

Average total stockholders' equity	93,730	76,147	92,933	75,510

Asset Quality Ratios

Non-performing loans as a percent of total loans (1)			3.55%	1.41%

Non-performing assets as a percent of total loans (1)			4.39%	2.07%

Allowance for loan losses as a percent of total loans (1)			1.65%	1.21%

Allowance for loan losses as a percent of
non-performing loans			46%	85%

Annualized net charge-offs to total loans (1)			0.52%	0.09%

(1)	Excludes loans held for sale.

CONTACT:  Steven M. Zagar, Chief Financial Officer, First Financial Service Corporation, +1-270-765-2131